Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197887) of uniQure N.V. of our report dated March 15, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Accountants N.V.

R.M.N. Admiraal RA
Eindhoven, The Netherlands
March 15, 2017